Exhibit 99.1

GCP Applied Technologies Provides Shareholder Update

CAMBRIDGE, Mass., June 18, 2019 – The Board of Directors of GCP Applied Technologies Inc. (NYSE:GCP) (“GCP”), a leading global provider of construction products technologies, today issued an open letter to GCP shareholders regarding the conclusion of its previously announced strategic review process. The full text of the letter follows:

Dear Fellow Shareholders:

During the course of the last four months, the Board, together with its outside financial advisor, conducted a comprehensive strategic review with the goal of enhancing value for our shareholders. This review, announced in February, included an evaluation of a range of strategic, financial and operational alternatives, including a potential sale of the company, strategic business combinations, potential separation alternatives and enhancements to our existing strategic plan. We performed this review against a backdrop of ongoing change in our industry, where technology, innovation and consolidation continue to impact sector dynamics.

Over the course of this review process, the company contacted and engaged with both strategic industry players and private equity investors. However, this process did not result in a transaction that would provide adequate value to our shareholders. Accordingly, the Board has determined that the best opportunity to enhance shareholder value is to pursue the company’s standalone strategic and financial plan. The Board, however, will continue to evaluate opportunities to drive value for GCP shareholders as our industry continues to evolve.

We appreciate the support of our shareholders, and look forward to continuing to provide updates on our progress.

Sincerely,

The GCP Board of Directors

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers;

employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Investor Relations

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com